FOR IMMEDIATE RELEASE

Western Union Reports Preliminary Third Quarter

2022 Results Ahead of Its Upcoming Investor Day

•
Expected third quarter GAAP earnings per share (EPS) of $0.45; adjusted EPS of $0.42
•
Company reaffirms 2022 financial outlook and sets third quarter earnings release date for November 1, 2022
•
Company to host investor day on October 20, 2022

DENVER, October 19, 2022 – The Western Union Company (NYSE: WU) (the “Company”) today reported selected preliminary results for the third quarter of 2022 and reaffirmed its full-year 2022 financial outlook ahead of its upcoming Investor Day to be held in New York City on October 20, 2022. The Company plans to release final comprehensive third quarter results on November 1, 2022.

Preliminary Third Quarter Results

The Company expects third quarter revenue of $1.1 billion to decline 15% on a reported basis, or 6% on a constant currency basis excluding the contribution from Business Solutions, compared to the prior year period. The suspension of operations in Russia and Belarus negatively impacted revenue by approximately three percentage points in the quarter compared to the prior year period, while Argentina inflation benefited revenue by approximately one percentage point.

GAAP operating margin in the quarter is expected to be 21.3%, while the adjusted operating margin excluding the contribution from Business Solutions is expected to be 20.6%.

GAAP EPS in the third quarter is expected to be $0.45, while adjusted EPS is expected to be $0.42.

2022 Outlook

Today, the Company reaffirmed its full year 2022 financial outlook provided on August 3, 2022. The outlook assumes that macroeconomic softness will persist for the remainder of the year.

During the third quarter, the Company agreed with Goldfinch Partners LLC and The Baupost Group LLC to complete the divestiture of Business Solutions in three closings instead of two, the first of which occurred on March 1, 2022. GAAP figures reflect an expected partial year of Business Solutions ownership, including contractual payments to the buyers, representing profits between the first and third closings, associated divestiture and acquisition costs, exit costs, and an estimated pre-tax gain of approximately $274 million of which $151 million was recognized year-to-date. The second closing is expected to occur on December 1, 2022, and includes the United Kingdom operations, which will result in a pre-tax gain of approximately $93 million, subject to regulatory capital adjustments. The third closing, which includes the European Union operations, is expected to occur in the first quarter of 2023, pending required regulatory approvals, at which time the remainder of the gain will be recognized, subject to regulatory capital adjustments.

Adjusted revenue growth and operating margin exclude contributions from Business Solutions. In addition, adjusted operating margin excludes associated divestiture and acquisition costs, Business Solutions exit costs, and costs related to the exit from Russia and Belarus. The adjusted effective tax rate and EPS exclude the expected gain on sale of Business Solutions, acquisition and divestiture costs, Business Solutions exit costs, exit costs from Russia and Belarus, and the reversal of uncertain tax positions.

The 2022 outlook is as follows:

Revenue	GAAP: approximately -11% to -13% Adjusted (constant currency, excluding the impact of Argentina inflation and proforma for the planned sale of Business Solutions): mid-single digit decline
Operating Profit Margin	GAAP and Adjusted: a range of 20% to 21%
Effective Tax Rate	GAAP: approximately 20% Adjusted: mid-teens range
EPS	GAAP: $2.18 - $2.28 Adjusted: $1.75 - $1.85

2022 Investor Day

The Company will host an investor day on Thursday, October 20, 2022. Presentations will begin at 9:00 a.m. Eastern Time and conclude at approximately 12:30 p.m. Eastern Time. During the meeting, President and Chief Executive Officer Devin McGranahan and other members of the Executive Leadership Team will provide an update on the Company’s long-term strategy followed by a Q&A session.

A live webcast and presentation will be available at https://ir.westernunion.com. Registration for the event is required, so please register at least 15 minutes prior to the scheduled start time. A webcast replay will be available shortly after the event.

Third Quarter 2022 Results

The Company will host a webcast and conference call announcing third quarter 2022 results on November 1, 2022, at 4:30 p.m. ET. A press release highlighting the financial results will be issued at approximately 4:05 p.m. ET the same day.

The webcast and presentation will be available at https://ir.westernunion.com. Registration for the event is required, so please register at least fifteen minutes prior to the scheduled start time. A webcast replay will be available shortly after the event.

To listen to the conference call via telephone in the U.S., dial +1 (669) 900-6833 or +1 (253) 215-8782 fifteen minutes prior to the start of the call, followed by the meeting ID, which is 989 1814 1385 and the passcode, which is 686785. To listen to the conference call via telephone outside the U.S., dial the country number from the international directory, followed by the meeting ID, which is 989 1814 1385 and the passcode, which is 686785.

Adjustment Items

Adjusted constant currency revenue growth metrics for 2022 exclude contributions from Business Solutions. Adjusted operating profit metrics for 2022 exclude contributions from Business Solutions, acquisition and divestiture costs, Russia and Belarus exit costs, and Business Solutions exit costs. The adjusted effective tax rate and EPS metrics for 2022 exclude the expected gain on sale of Business Solutions, acquisition and divestiture costs, Business Solutions exit costs, exit costs from Russia and Belarus, and the reversal of uncertain tax positions.

Adjusted constant currency revenue growth metrics for 2021 exclude contributions from Business Solutions. Adjusted operating profit metrics for 2021 periods exclude acquisition and divestiture costs. Adjusted earnings per share metrics for 2021 periods exclude the following items and the related taxes, as applicable: acquisition and divestiture costs, the impact from the gain on an investment sale, debt retirement expenses, Business Solutions change in permanent reinvestment tax assertion, and non-cash expenses associated with the termination of the Company’s pension plan.

All preliminary amounts included in this press release are subject to change as a result of the normal quarterly close and review process.

All amounts included in the supplemental tables to this press release are rounded to the nearest tenth of a million, except as otherwise noted. As a result, the percentage changes and margins disclosed herein may not recalculate precisely using the rounded amounts provided.

Non-GAAP Measures

Western Union presents a number of non-GAAP financial measures because management believes that these metrics provide meaningful supplemental information in addition to the GAAP metrics and provide comparability and consistency to prior periods. Constant currency results assume foreign revenues are translated from foreign currencies to the U.S. dollar, net of the effect of foreign currency hedges, at rates consistent with those in the prior year.

Reconciliations of non-GAAP to comparable GAAP measures are available in the accompanying schedules and in the “Investor Relations” section of the Company’s website at https://ir.westernunion.com.

Environmental, Social, and Governance (ESG)

Western Union is committed to making a positive impact. For more details on how Western Union is addressing some of the most pressing issues facing society, our shared environment, and our Company, please view our latest ESG report: https://corporate.westernunion.com/esg.

Safe Harbor Compliance Statement for Forward-Looking Statements

This press release contains certain statements that are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions that are difficult to predict. Actual outcomes and results may differ materially from those expressed in, or implied by, our forward-looking statements. Words such as "expects," "intends," "targets," "anticipates," "believes," "estimates," "guides," "provides guidance," "provides outlook," "projects," "designed to," and other similar expressions or future or conditional verbs such as "may," "will," "should," "would," "could," and "might" are intended to identify such forward-looking statements. Readers of this press release should not rely solely on the forward-looking statements and should consider all uncertainties and risks discussed in the Risk Factors section and throughout the Annual Report on Form 10-K for the year ended December 31, 2021. The statements are only as of the date they are made, and the Company undertakes no obligation to update any forward-looking statement.

Possible events or factors that could cause results or performance to differ materially from those expressed in our forward-looking statements include the following: (i) events related to our business and industry, such as: changes in general economic conditions and economic conditions in the regions and industries in which we operate, including global economic downturns and trade disruptions, or significantly slower growth or declines in the money transfer, payment service, and other markets in which we operate, including downturns or declines related to interruptions in migration patterns or other events, such as public health emergencies, epidemics, or pandemics, such as COVID-19, civil unrest, war, terrorism, natural disasters, or non-performance by our banks, lenders, insurers, or other financial services providers; failure to compete effectively in the money transfer and payment service industry, including among other things, with respect to price, with global and niche or corridor money transfer providers, banks and other money transfer and payment service providers, including digital, mobile and internet-based services, card associations, and card-based payment providers, and with digital currencies and related exchanges and protocols, and other innovations in technology and business models; geopolitical tensions, political conditions and related actions, including trade restrictions and government sanctions, which may adversely affect our business and economic conditions as a whole, including interruptions of United States or other government relations with countries in which we have or are implementing significant business relationships with agents, clients, or other partners; deterioration in customer confidence in our business, or in money transfer and payment service providers generally; failure to maintain our agent network and business relationships under terms consistent with or more advantageous to us than those currently in place; our ability to adopt new technology and develop and gain market acceptance of new and enhanced services in response to changing industry and consumer needs or trends; mergers, acquisitions, and the integration of acquired businesses and technologies into our Company, divestitures, and the failure to realize anticipated financial benefits from these transactions, and events requiring us to write down our goodwill; decisions to change our business mix; changes in, and failure to manage effectively, exposure to foreign exchange rates, including the impact of the regulation of foreign exchange spreads on money transfers and payment transactions; changes in tax laws, or their interpretation, any subsequent regulation, and potential related state income tax impacts, and unfavorable resolution of tax contingencies; any material breach of security, including cybersecurity, or safeguards of or interruptions in any of our systems or those of our vendors or other third parties; cessation of or defects in various services provided to us by third-party vendors; our ability to realize the anticipated benefits from restructuring-related initiatives, which may include decisions to downsize or to transition operating activities from one location to another, and to minimize any disruptions in our workforce that may result from those initiatives; failure to manage credit and fraud risks presented by our agents, clients, and consumers; adverse rating actions by credit rating agencies; our ability to protect our trademarks, patents, copyrights, and other intellectual property rights, and to defend ourselves against potential intellectual property infringement claims; our ability to attract and retain qualified key employees and to manage our workforce successfully; material changes in the market value or liquidity of securities that we hold; restrictions imposed by our debt obligations; (ii) events related to our regulatory and litigation environment, such as: liabilities or loss of business resulting from a failure by us, our agents, or their subagents to comply with laws and regulations and regulatory or judicial interpretations thereof, including laws and regulations designed to protect consumers, or detect and prevent money laundering, terrorist financing, fraud, and other illicit activity; increased costs or loss of business due to regulatory initiatives and changes in laws, regulations and industry practices and standards, including changes in interpretations, in the United States and abroad, affecting us, our agents or their subagents, or the banks with which we or our agents maintain bank accounts needed to provide our services, including related to anti-money laundering regulations, anti-fraud measures, our licensing arrangements, customer due diligence, agent and subagent due diligence, registration and monitoring requirements, consumer protection requirements, remittances, and immigration; liabilities, increased costs or loss of business and unanticipated developments resulting from governmental investigations and consent agreements with or enforcement actions by regulators; liabilities resulting from litigation, including class-action lawsuits and similar matters, and regulatory enforcement actions, including costs, expenses, settlements, and judgments; failure to comply with regulations and evolving industry standards regarding consumer privacy, data use, the transfer of personal data between jurisdictions, and information security, including with respect to the General Data Protection Regulation in the European Union and the California Consumer Privacy Act; failure to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act, as well as regulations issued pursuant to it and the actions of the Consumer Financial Protection Bureau and similar legislation and regulations enacted by other governmental authorities in the United States and abroad related to consumer protection and derivative transactions; effects of unclaimed property laws or their interpretation or the enforcement thereof; failure to maintain sufficient amounts or types of regulatory capital or other restrictions on the use of our working capital to meet the changing requirements of our regulators worldwide; changes in accounting standards, rules and interpretations, or industry standards affecting our business; and (iii) other events, such as catastrophic events; and management’s ability to identify and manage these and other risks.

# # #

About Western Union

The Western Union Company (NYSE: WU) is a global leader in cross-border, cross-currency money movement and payments. Western Union’s platform provides seamless cross-border flows and its leading global financial network bridges more than 200 countries and territories and approximately 130 currencies. We connect consumers, businesses, financial institutions, and governments through one of the world’s widest reaching networks, accessing billions of bank accounts, millions of digital wallets and cards, and a substantial global network of retail locations. Western Union connects the world to bring boundless possibilities within reach. For more information, visit www.westernunion.com.

WU-G

Contacts:

Media Relations:

Claire Treacy

media@westernunion.com

Investor Relations:

Tom Hadley

WesternUnion.IR@westernunion.com

THE WESTERN UNION COMPANY

NON-GAAP FINANCIAL MEASURES

(Unaudited)

(in millions, unless indicated otherwise)

Western Union’s management believes the non-GAAP financial measures presented provide meaningful supplemental information regarding the Company’s operating results to assist management, investors, analysts, and others in understanding the Company’s financial results and to better analyze trends in the Company’s underlying business because they provide consistency and comparability to prior periods.

A non-GAAP financial measure should not be considered in isolation or as a substitute for the most comparable GAAP financial measure. A non-GAAP financial measure reflects an additional way of viewing aspects of the Company’s operations that, when viewed with the Company’s GAAP results and the reconciliation to the corresponding GAAP financial measure, provides a more complete understanding of the Company’s business. Users of the financial statements are encouraged to review the Company’s financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. A reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures is included below.

2022 Investor Day Reconciliation of Non-GAAP to GAAP Financial Measures

	Notes	3Q22
Revenues (GAAP)		$1,089.6
Foreign currency translation impact	(a)	60.8
Revenues, constant currency (non-GAAP)		1,150.4
Less Business Solutions revenues, constant currency (non-GAAP)	(b)	(50.4)
Revenues, constant currency, excluding Business Solutions (non-GAAP)		$1,100.0
Prior year revenues (GAAP)		$1,286.3
Less prior year revenues from Business Solutions (GAAP)	(b)	(116.8)
Prior year revenues, adjusted, excluding Business Solutions		$1,169.5
Revenues (GAAP) - YoY % Change		(15)%
Revenues, constant currency (non-GAAP) - YoY% Change		(11)%
Revenues, constant currency, excluding Business Solutions (non-GAAP) - YoY % Change		(6)%

Business Solutions Segment Metrics	Notes	3Q22
Revenues (GAAP)		$42.6
Foreign currency translation impact	(a)	7.8
Revenues, constant currency (non-GAAP)		$50.4
Prior year revenues (GAAP)		$116.8
Revenues (GAAP) - YoY % change		(63)%
Revenues, constant currency (non-GAAP) - YoY % change		(57)%

THE WESTERN UNION COMPANY

NON-GAAP FINANCIAL MEASURES

(Unaudited)

	Notes	3Q22
Operating income (GAAP)		$231.8
Acquisition and divestiture costs	(c)	0.4
Russia/Belarus exit costs	(d)	(0.6)
Business Solutions exit costs	(d)	—
Operating income, excluding acquisition and divestiture costs, Russia/Belarus exit costs, and Business Solutions exit costs (non-GAAP)		$231.6
Less Business Solutions operating income(1)	(b)	(15.6)
Operating income, excluding acquisition and divestiture costs, Russia/Belarus exit costs, and Business Solutions operating income and exit costs (non-GAAP)		$216.0
Operating margin (GAAP)		21.3%
Operating margin, excluding acquisition and divestiture costs, Russia/Belarus exit costs, and Business Solutions exit costs (non-GAAP)		21.2%
Operating margin, excluding acquisition and divestiture costs, Russia/Belarus exit costs, and Business Solutions operating income and exit costs (non-GAAP)(1)		20.6%

______________________________________________________________________________________________

(1) Concurrent with the sale in the first quarter of 2022, the Business Solutions operating income has been excluded. See tickmark (b) below for more information.

	Notes	3Q22
Diluted Earnings per Share (GAAP) ($- dollars)		$0.45
Pretax impacts from the following:		—
Acquisition and divestiture costs	(c)	—
Business Solutions exit costs	(d)	—
Russia/Belarus exit costs	(d)	—
Income tax expense/(benefit) impacts from the following:		—
Acquisition and divestiture costs	(c)	—
Business Solutions exit costs	(d)	—
Russia/Belarus exit costs	(d)	—
Reversal of uncertain tax positions	(e)	(0.03)
Diluted Earnings per share, adjusted (non-GAAP) ($- dollars)		$0.42

THE WESTERN UNION COMPANY

NON-GAAP FINANCIAL MEASURES

(Unaudited)

2022 Investor Day Reconciliation of Non-GAAP to GAAP Financial Measures - 2022 Outlook

2022 Consolidated Outlook Metrics
	Notes	Range
Operating margin (GAAP)		20.0%	21.0%
Impact from acquisition and divestiture costs	(c)	0.0%	0.0%
Impact from the sale of Business Solutions, including exit costs	(b), (d)	(0.5)%	(0.5)%
Impact from Russia/Belarus exit costs	(d)	0.5%	0.5%
Operating margin, adjusted, excluding acquisition and divestiture costs, the sale of Business Solutions, including exit costs, and Russia/Belarus exit costs (non-GAAP)		20.0%	21.0%

		Range
Earnings per share (GAAP) ($- dollars)		$2.18	$2.28
Impact from acquisition and divestiture costs, net of related taxes	(c)	0.01	0.01
Gain on the sale of Business Solutions, net of related taxes	(b)	(0.45)	(0.45)
Impact from Business Solutions exit costs, net of related taxes	(d)	0.02	0.02
Impact from Russia/Belarus exit costs, net of related taxes	(d)	0.02	0.02
Reversal of uncertain tax positions	(e)	(0.03)	(0.03)
Earnings per share, adjusted, excluding the acquisition and divestiture costs, gain on the sale of Business Solutions, and exit costs from Business Solutions and Russia/Belarus, net of related taxes, and reversal of uncertain tax positions (non-GAAP) ($- dollars)		$1.75	$1.85

THE WESTERN UNION COMPANY

NOTES TO NON-GAAP FINANCIAL MEASURES

(Unaudited)

Non-GAAP related notes:

(a)
Represents the impact from the fluctuation in exchange rates between all foreign currency denominated amounts and the United States dollar. Constant currency results exclude any benefit or loss caused by foreign exchange fluctuations between foreign currencies and the United States dollar, net of foreign currency hedges, which would not have occurred if there had been a constant exchange rate. The Company believes that this measure provides management and investors with information about revenue results and trends that eliminates currency volatility while increasing the comparability of the Company's underlying results and trends.
(b)
During 2021, the Company entered into an agreement to sell its Business Solutions business to Goldfinch Partners LLC and The Baupost Group LLC (collectively, the "Buyer") for cash consideration of $910.0 million, subject to regulatory and working capital adjustments. The sale will be completed in three closings, the first of which occurred on March 1, 2022 with the entirety of the cash consideration collected at that time and allocated to the closings on a relative fair value basis. The first closing excluded the operations in the European Union and the United Kingdom and resulted in a gain of $151.4 million. The second closing is currently expected to occur on December 1, 2022, and includes the United Kingdom operations. The third closing, which includes the European Union operations, is currently expected in the first quarter of 2023, pending regulatory approvals. Revenues have been adjusted to exclude the carved out financial information for the Business Solutions business to compare the year-over-year changes and trends in the Company's continuing businesses, excluding the effects of this divestiture. While the sale of the Company's Business Solutions business does not qualify for or represent discontinued operations, the Company has also adjusted operating income, beginning in the first quarter of 2022 and concurrent with the sale, to exclude the carved out direct profit of the Business Solutions business. During the period between the first and third closings, the Company will continue to record revenues and operating income for the European Union and United Kingdom operations, but it will pay the Buyer a measure of the profits from these operations, adjusted for other charges, as contractually agreed, and this expense is recognized in Other income/(expense), net. Therefore, the Company believes that providing this information enhances investors' understanding of the profitability of the Company's remaining businesses. The Company has also excluded the gain on the sale, net of related taxes from its first quarter 2022 results and the 2022 adjusted outlook, as management believes that excluding the impact from the gain on sale of the Business Solutions business will provide investors with a clearer and more meaningful comparison of results in 2022 and future periods. These financial measures are non-GAAP measures and should not be considered a substitute for the GAAP measures.
(c)
Represents the impact from expenses incurred in connection with the Company's acquisition and divestiture activity, including for the review and closing of these transactions. The Company believes that, by excluding the effects of these charges that can impact operating trends, management and investors are provided with a measure that increases the comparability of the Company's underlying operating results.
(d)
Represents the exit costs incurred in connection with the divestiture of the Business Solutions business and the suspension of operations in Russia and Belarus, primarily related to severance and non-cash impairments of property and equipment, an operating lease right-of-use asset, and other intangible assets. While certain of the expenses are identifiable to the Company's segments, the expenses are not included in the measurement of segment operating income provided to the Chief Operating Decision Maker for purposes of performance assessment and resource allocation. These expenses are therefore excluded from the Company's segment operating income results. These expenses have been excluded from operating income, the effective tax rate, and diluted earnings per share, net of related taxes. Additionally, the outlook metrics have been adjusted to exclude these costs, net of related taxes where applicable. The Company believes that, by excluding the effects of these charges that can impact operating trends, management and investors are provided with a measure that increases the comparability of the Company's underlying operating results.
(e)
Represents non-cash reversals of significant uncertain tax positions. The Company believes excluding these reversals provides a more meaningful comparison of results to the historical periods presented.